UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: January 29, 2014

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2014,and January 30, 2014, Messrs. Burt A. Adams, Chris A. Brisack, Arthur H. Dilly, George R. Edwards, Robert J. Karow, Brent Longnecker, Gerard J. Swonke and Walter Wendlandt notified ATP Oil & Gas Corporation (the “Company”) that effective January 30, 2014, Messrs. Adams, Brisack, Karow and Longnecker and effective January 31, 2014, Messrs. Dilly, Edwards, Swonke and Wendlandt, each would resign as a director of the Company and as a member of any Committees associated with the Board of Directors. Prior to their resignations, the Board of Directors appointed Mr. James Latimer, the Company’s Chief Restructuring Officer, to the Board of Directors of the Company to fill the vacancy on the Board created by the resignation of Mr. Paul Bulmahn.

On January 30, 2014, Leland E. Tate, President of the Company, and Mr. Albert L. Reese, Jr., Chief Financial Officer and Treasurer of the Company, both notified the Company that effective January 31, 2014, they would resign their positions as officers of the Company and from all other positions each holds with direct and indirect subsidiaries of the Company. The Company has entered into Consulting Agreements with Messrs. Tate and Reese pursuant to which they have agreed to continue with the Company as consultants beginning February 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: January 31, 2014	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr. Chief Financial Officer